BIO-TECHNE CORPORATION 8-K

EXHIBIT 99.1

News Release	Your Contact
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June 25, 2026

Merck KGaA, Darmstadt, Germany, Agrees to Acquire Bio-Techne, Strengthening Leadership Position in Fast-Growing Life Sciences Markets

•	Purchase price of US$73 per share in cash represents an enterprise value of US$11.3 billion (EUR 9.9 billion)
•	Proposed acquisition expected to be immediately accretive to sales growth and EBITDA pre margin post-closing, and EPS pre accretive by year 3 after closing
•	U.S.-based Bio-Techne to bring portfolio with industry-leading multi-omics offering, analytical technologies and integrated workflow solutions across the scientific journey
•	Would deliver on growth agenda of Merck KGaA, Darmstadt, Germany, by expanding presence in high-growth, next-generation life sciences markets and further strengthening the position as a leader along the full life science value chain
•	Would add complementary strengths across research, bioprocessing and advanced therapeutics, bolstering the offering of Merck KGaA, Darmstadt, Germany, in next-generation biology
•	Synergistic platform would broaden offerings, accelerate innovation pipeline of Merck KGaA, Darmstadt, Germany, and increase Bio-Techne's geographic and omnichannel access for customers
•	Merck KGaA, Darmstadt, Germany, expects annual cost synergies of approximately EUR 140 million, which are anticipated to be fully realized by year 3 after closing

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Darmstadt, Germany, and Minneapolis, Minn., USA, June 25, 2026 – Merck KGaA, Darmstadt, Germany, a leading science and technology company, and Bio-Techne Corporation (NASDAQ: TECH), a Minneapolis-based global provider of life science tools, analytical technologies, and consumables, today entered into a definitive agreement pursuant to which Merck KGaA, Darmstadt, Germany, will, subject to customary closing conditions, acquire Bio-Techne for US$73 per share in cash, representing a total enterprise value of approximately US$11.3 billion (EUR 9.9 billion), a 36% premium to Bio-Techne’s one-month volume weighted average trading price.

The transaction would bring together two highly complementary and leading life sciences organizations, uniquely positioned to support customers across the full spectrum of life science workflows – from discovery and translational research through development, testing and commercial manufacturing. Additionally, it would directly deliver on the mid- to long-term strategic agenda of Merck KGaA, Darmstadt, Germany, which focuses on high-growth value drivers, integrated workflows, platformed capabilities and scaling and sourcing innovation through M&A.

“This transaction is an important milestone towards delivering on our mid- to long-term strategic agenda. Bio-Techne is an outstanding fit that directly supports our strategic direction focused on delivering cutting-edge products and solutions across the entire industry value chain – from lab customers to those manufacturing in the biotech and pharmaceutical industries,” said Kai Beckmann, Chairman of the Executive Board and Group CEO of Merck KGaA, Darmstadt, Germany. “By combining Bio-Techne’s scientific depth, innovation engine and differentiated portfolio with the global scale, manufacturing excellence and customer reach of Merck KGaA, Darmstadt, Germany, we are in a strong position to address some of the most important opportunities in life sciences and support our customers in accelerating the next generation of scientific discovery and therapeutic innovation. This positions us to deliver compelling strategic and financial benefits for shareholders, customers and employees.”

“Building on our strong track record in the Life Science Business, this transaction strengthens our presence in some of the most exciting and fastest-growing areas of the life sciences, including multi-omics, spatial biology, precision diagnostics and cell and gene therapy," said Jean-Charles Wirth, Member of the Executive Board of Merck KGaA, Darmstadt, Germany, and CEO Life Science. “It adds capabilities across our Discovery Solutions, Advanced Solutions and Process Solutions offerings, to support customers across increasingly complex scientific workflows.”

“For 50 years, Bio-Techne has enabled scientific breakthroughs across proteomics, spatial biology, and novel therapeutics,” said Kim Kelderman, President and Chief Executive Officer of Bio-Techne. “This transaction is a testament to the remarkable company our team has built and to the enduring value we create for our customers and stakeholders. As part of Merck KGaA, Darmstadt, Germany, we will have greater scale and expanded capabilities to accelerate innovation and deepen our impact. Together, we will empower our customers to tackle the most important challenges in science and healthcare, helping to improve outcomes worldwide.”

“Following a thorough review, Bio-Techne’s Board of Directors determined that this transaction represents an excellent opportunity for Bio-Techne and delivers substantial, near-term cash value to shareholders,” said Robert V. Baumgartner, Chairman of the Board of Directors of Bio-Techne. “We are confident that, as part of Merck KGaA, Darmstadt, Germany, Bio-Techne will be well positioned to leverage its strong foundation and expand its impact across life sciences.”

Adding Differentiated Technologies Across the Life Science Value Chain

Bio-Techne is a leader in recombinant proteins with 50 years of heritage in next-generation research and development and new modalities. Bio-Techne would bring to Merck KGaA, Darmstadt, Germany, a globally recognized portfolio of cytokines, growth factors, antibodies, and immunoassay kits.

The planned acquisition would also add ProteinSimple, a leader in automated protein detection and analysis instruments, strengthening the analytical and bioprocess solutions of Merck KGaA, Darmstadt, Germany. In addition, Bio-Techne’s RNAscope and related in situ hybridization technologies would strengthen the capabilities of Merck KGaA, Darmstadt, Germany, in spatial biology and diagnostics.

Merck KGaA, Darmstadt, Germany, would also benefit from Bio-Techne’s position as a leading provider of materials, analytics, and process technologies to cell therapy developers. In fiscal year 2023, Bio-Techne acquired 19.9% of Wilson Wolf Corporation (“Wilson Wolf”), a leading manufacturer of cell culture devices, including the G-Rex product line, and Bio-Techne expects to acquire the remaining ownership in Wilson Wolf immediately following the end of calendar year 2027 under the terms of a two-part forward contract between Wilson Wolf and Bio-Techne.

Bio-Techne is headquartered in Minneapolis, Minnesota and has more than 3,000 employees, with approximately 2,300 employees based in the U.S. It operates 34 global locations and 15 manufacturing facilities across the U.S., Canada, the UK, Switzerland and China and generated net sales of more than US$1.2 billion in fiscal year 2025.

Strengthening the Leading Life Science Capabilities and Global Reach of Merck KGaA, Darmstadt, Germany

The planned acquisition would strengthen the position of Merck KGaA, Darmstadt, Germany, in high-growth and accelerating areas, including multi-omics, spatial biology, cell and gene therapy, precision diagnostics and advanced research tools, while providing Bio-Techne with access to new channels and customer touchpoints as well as the global scale, manufacturing expertise and established Life Science infrastructure of Merck KGaA, Darmstadt, Germany.

It would also bolster and broaden the Process Solutions business unit of Merck KGaA, Darmstadt, Germany, by expanding its reach into higher-value reagents, analytics, and cell and gene therapy workflows, and strengthen discovery, development and manufacturing capabilities.

Together, Merck KGaA, Darmstadt, Germany, and Bio-Techne would bring enhanced scientific depth and the technical capabilities needed to support increasingly complex customer needs across next-generation biology workflows.

Organizational Opportunities

Merck KGaA, Darmstadt, Germany, has a strong global footprint and track record as a leading employer. Over the past two decades, the company has invested more than US$35 billion (EUR 30 billion) through inorganic growth, including in the U.S. with acquisitions such as Millipore in 2010, Sigma-Aldrich in 2015, Versum in 2019, and, most recently, SpringWorks Therapeutics in 2025. Today, Merck KGaA, Darmstadt, Germany, employs more than 14,000 people in the U.S. across over 70 company and customer sites.

The planned combination would unite teams across North America, Europe, Asia-Pacific and other key markets, creating a more connected global organization with enhanced opportunities for collaboration, mobility and professional growth. Merck KGaA, Darmstadt, Germany, intends to leverage the unique strengths and expertise of both organizations while continuing to invest in the capabilities, development and long-term success of its workforce worldwide.

As part of a larger global Life Science organization, Bio-Techne employees would have opportunities to contribute to a broader range of innovation, customer and growth priorities, while benefiting from greater access to international networks, advanced training and participation in larger-scale innovation programs. Together, these opportunities are expected to strengthen the company's ability to attract, retain and develop top talent globally, supporting continued scientific leadership and sustainable growth.

Financing & Transaction Details

Under the terms of the merger agreement, Bio-Techne shareholders will receive US$73 per share in cash, representing a total enterprise value of approximately US$11.3 billion (EUR 9.9 billion). The proposed transaction has been approved by Bio-Techne’s Board of Directors and the relevant corporate bodies of Merck KGaA, Darmstadt, Germany, and is expected to close by late 2026 or early 2027, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approval by Bio-Techne shareholders.

The planned acquisition will be funded through a combination of existing cash on hand and proceeds from new debt. Merck KGaA, Darmstadt, Germany, will preserve a strong investment-grade credit rating.

Financial Benefits & Disciplined Execution

The proposed transaction is expected to be immediately accretive to EBITDA pre margin of both Life Science and the Group post-closing and EPS pre accretive by year 3 after closing. Cost synergies of approximately EUR 140 million are expected to be fully realized by year 3 after closing.

Merck KGaA, Darmstadt, Germany, has a strong track record of successfully integrating acquisitions, including larger-scale and capability-expanding transactions, while delivering strategic, operational and financial value creation. Building on this experience, the company is committed to executing a thoughtful integration process focused on business continuity, critical talent retention, scientific capabilities and customer relationships. Value creation is expected to come from stronger growth, broader capabilities, improved customer reach and disciplined integration.

Advisors

Guggenheim Securities and J.P. Morgan are acting as financial advisors to Merck KGaA, Darmstadt, Germany, and Sullivan & Cromwell LLP is acting as the legal counsel of Merck KGaA, Darmstadt, Germany. Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Bio-Techne, and Sidley Austin LLP is acting as Bio-Techne’s legal counsel.

Media & Investor Calls

Merck KGaA, Darmstadt, Germany, will host a media call today at 11:00 a.m. CEST, and a conference call with the financial community today at 2:00 p.m. CEST.

About Merck KGaA, Darmstadt, Germany

Merck KGaA, Darmstadt, Germany, a leading science and technology company, operates across life science, healthcare and electronics. More than 62,000 employees work to make a positive difference to millions of people’s lives every day by creating more joyful and sustainable ways to live. From providing products and services that accelerate drug development and manufacturing as well as discovering unique ways to treat the most challenging diseases to enabling the intelligence of devices – the company is everywhere. In 2025, Merck KGaA, Darmstadt, Germany, generated sales of € 21.1 billion in 65 countries.

The company holds the global rights to the name and trademark “Merck” internationally. The only exceptions are the United States and Canada, where the business sectors of Merck KGaA, Darmstadt, Germany, operate as MilliporeSigma in life science, EMD Serono in healthcare and EMD Electronics in electronics. Since its founding in 1668, scientific exploration and responsible entrepreneurship have been key to the company’s technological and scientific advances. To this day, the founding family remains the majority owner of the publicly listed company.

All Merck KGaA, Darmstadt, Germany, press releases are distributed by e-mail at the same time they become available on the EMD Group website. In case you are a resident of the USA or Canada, please go to www.emdgroup.com/subscribe to register for your online, change your selection or discontinue this service.

About Bio-Techne

Bio Techne Corporation (NASDAQ: TECH) is a global life sciences company headquartered in Minnesota, celebrating 50 years of empowering scientific and diagnostic communities to reach better answers. The company provides high quality reagents, analytical instruments, and precision diagnostics. Its portfolio is organized into three customer focused brands: R&D Systems™, Bio Techne Spatial™, and Bio Techne Diagnostics™, reflecting the scientific journey from discovery to translational research to clinical decision making. Bio Techne operates in 34 locations worldwide and employs more than 3,000 people. In fiscal year 2025, the company generated over $1.2 billion in net sales. Its more than 500,000 products are used globally by academic researchers, biopharmaceutical and biotechnology companies, and clinical diagnostic laboratories.

For more information on Bio-Techne, please visit www.bio-techne.com or follow the company on LinkedIn, X, or YouTube.

Bio-Techne Contacts

David Clair, Vice President Investor Relations

IR@bio-techne.com

Media contacts:

Corporate Communications

media.relations@bio-techne.com

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan / Jamie Moser

+1 212-355-4449

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany or Bio-Techne Corporation (“Bio-Techne”) management. Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation or development and the estimates given here. These factors include the following: Merck KGaA, Darmstadt, Germany’s ability to successfully complete the proposed acquisition of Bio-Techne or realize the anticipated benefits of the proposed transaction in the expected timeframes or at all; Merck KGaA, Darmstadt, Germany’s ability to successfully integrate Bio-Techne’s operations into those of Merck KGaA, Darmstadt, Germany, given such integration may be more difficult, time-consuming or costly than expected; the failure to obtain Bio-Techne’s shareholders’ approval of the proposed transaction; the failure of any of the conditions to the proposed transaction to be satisfied; the possibility that competing offers or acquisition proposals for Bio-Techne will be made; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction; the retention of certain key employees at Bio-Techne; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact Bio-Techne’s or Merck KGaA, Darmstadt, Germany’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Bio-Techne’s common stock, including if the proposed transaction is not consummated; the outcome of any legal proceedings related to the proposed transaction; the impact of the proposed transaction on Bio-Techne’s credit rating; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required to complete the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule or regarding accounting and tax treatments of the proposed transaction; the impact of indebtedness to be incurred by Merck KGaA, Darmstadt, Germany in connection with the proposed transaction; the effects of the business combination of Bio-Techne and Merck KGaA, Darmstadt, Germany, including the combined company’s future financial condition, operating results, strategy and plans; third parties may claim that Merck KGaA, Darmstadt, Germany’s or Bio-Techne’s products infringe their intellectual property rights; fluctuations in non-U.S. currencies could result in transaction losses; acts of war and terrorism may adversely affect Merck KGaA, Darmstadt, Germany’s or Bio-Techne’s business; the volatility of the international marketplace; and other factors discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on Merck KGaA, Darmstadt, Germany’s website at https://www.emdgroup.com/en or in Bio-Techne’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended June 30, 2025 and Bio-Techne’s other filings with the SEC, which are available at http://www.sec.gov and on Bio-Techne’s website at https://www.bio-techne.com. Except as otherwise required by law, neither Merck KGaA, Darmstadt, Germany nor Bio-Techne assumes any liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Important Information and Where to Find It

This communication relates to the proposed transaction involving Bio-Techne and Merck KGaA, Darmstadt, Germany. In connection with the proposed transaction, Bio-Techne intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Bio-Techne files with the SEC or sends to Bio-Techne’s shareholders in connection with the proposed transaction. SHAREHOLDERS OF BIO-TECHNE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, or on Bio-Techne’s website at https://www.bio-techne.com.

Participants in Solicitation

Bio-Techne and its directors and executive officers, and Merck KGaA, Darmstadt, Germany and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Bio-Techne common stock in respect of the proposed transaction. Information about the directors and executive officers of Bio-Techne is set forth (i) in Bio-Techne’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on September 19, 2025, which is available here, including under the headings “Proposal 2: Election of Directors,” “Corporate Governance,” “Director Compensation,” “Executive Compensation” and “Share Information”, and (ii) under Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Current Report on Form 8-K filed by Bio-Techne with the SEC on February 11, 2026 (which is available here). To the extent holdings of Bio-Techne’s securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC that are or will be available at the SEC’s website, http://www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

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